Exhibit 99.1

LLEX:OTCQB

LILIS ENERGY ANNOUNCES UPLISTING TO THE NASDAQ CAPITAL MARKET

SAN ANTONIO, TEXAS – March 10, 2017 – Lilis Energy, Inc. (OTCQB: LLEX) today announced that its common stock has been approved to begin trading on The Nasdaq Capital Market (“NASDAQ”). The Company expects its common stock will continue trading under its existing symbol “LLEX” at the open of trading on March 14, 2017.

“Our listing on NASDAQ is a major corporate milestone for our company and a testament to the significant turnaround we have made over the past year," stated Avi Mirman, CEO. "We believe that listing on NASDAQ will help broaden our shareholder base, increase our appeal to institutional investors, provide us with better liquidity, and ultimately contribute to increasing shareholder value. We look forward to our uplisting and are excited about the next chapter of our company’s development.”

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin and in the Denver-Julesburg (DJ) Basin, considered amongst the leading resource plays in North America. Lilis Energy’s primary business objective is to increase our Delaware Basin leasehold position, reserves, production and cash flows at attractive rates of return on invested capital in order to enhance shareholder value. For more information, please contact CORE IR: (516) 222-2560 or visit www.lilisenergy.com.

Contact:

Investor Relations

Core IR

David Boral

Managing Director

516 222 2560

Media Relations

Wobbe Ploegsma

V.P. Investor Relations & Capital Markets

210-999-5400 ext. 31